Exhibit 99.1

Victory Packaging, L.P.

Annual Financial Report

Houston, Texas

December 31, 2014

Independent Auditors’ Report

February 24, 2015

To the Partners

Victory Packaging, L.P.

Houston, Texas

We have audited the accompanying consolidated balance sheets of Victory Packaging, L.P. as of December 31, 2014 and 2013, and the related consolidated statements of earnings and comprehensive income, partners’ capital and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatements, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

February 24, 2015

Victory Packaging, L.P.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Victory Packaging, L.P. as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas

VICTORY PACKAGING, L.P.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013

ASSETS

Current Assets
Cash and cash equivalents	$1,986,163	$2,946,959
Accounts receivable:
Trade, net	128,428,128	117,629,153
Related parties and employees	1,492,078	450,729
Rebates, taxes and other	7,873,882	9,083,641
Inventory, net	83,645,164	83,462,455
Prepaid expenses and other current assets	4,000,480	3,778,461

Total Current Assets	227,425,895	217,351,398

Property and Equipment
Office equipment	3,098,231	2,695,375
Warehouse equipment	10,077,149	8,768,083
Transportation equipment	1,868,057	2,419,457
Leasehold improvements	4,124,997	3,551,658
Computer hardware and software	16,633,875	12,579,989

	35,802,309	30,014,562
Less: Accumulated depreciation and amortization	22,169,584	21,116,928

	13,632,725	8,897,634

Other Assets
Goodwill	14,000,713	12,082,083
Other intangible assets, net of accumulated amortization of $494,466 in 2014 and $0 in 2013	10,025,894	726,863
Loan costs, net of accumulated amortization of $680,214 in 2014 and $499,822 in 2013	611,356	779,692
Other assets, net of current portion	2,955,917	1,919,331

	27,593,880	15,507,969

	$268,652,500	$241,757,001

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
	2014	2013

LIABILITIES

Current Liabilities
Accounts payable	$45,201,099	$46,325,719
Accrued rebates to customers	2,017,086	3,823,868
Accrued compensation and employee costs	12,260,141	10,957,739
Other accrued expenses	7,947,173	9,367,429
Current portion of derivative liabilities	537,530	9,927

Total Current Liabilities	67,963,029	70,484,682

Line-of-Credit	109,600,000	78,300,000

Subordinated Debt due to Related Party	2,000,000	5,000,000

Derivative Liabilities, net of current portion	176,070	32,262

	179,739,099	153,816,944

PARTNERS’ CAPITAL

General Partner	889,385	872,623

Limited Partner	88,737,616	87,078,179

Accumulated Other Comprehensive Loss	(713,600)	(10,745)

	88,913,401	87,940,057

	$268,652,500	$241,757,001

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME

	For the Year Ended
	December 31,
	2014	2013

Sales, net	$952,933,731	$835,498,123

Cost of Sales	688,666,679	596,695,572

Gross Margin	264,267,052	238,802,551

Operating Expenses
Selling	49,451,681	42,467,426
Delivery	40,567,587	38,230,028
Warehouse	59,874,695	54,412,440
General and administrative	60,243,850	57,582,808
Incentive compensation agreement	17,753,750
Depreciation and amortization	3,678,207	2,118,086

	231,569,770	194,810,788

Earnings From Operations	32,697,282	43,991,763

Other Income (Expense)
Interest expense	(2,965,434)	(2,431,833)
Sublease rent income	634,890	861,382
Other	147,716	69,096

	(2,182,828)	(1,501,355)

Earnings Before Income Taxes	30,514,454	42,490,408

Income Tax Expense	1,283,322	1,187,672

Net Earnings	29,231,132	41,302,736

Other Comprehensive Income (Loss)
Net change in fair value of cash flow hedges	(702,855)	523,232

Comprehensive Income	$28,528,277	$41,825,968

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2014 and 2013

			Accumulated
			Other	Total
	General	Limited	Comprehensive	Partners’
	Partner	Partner	Income (Loss)	Capital

Balance - December 31, 2012	$668,578	$66,877,662	$(533,977)	$67,012,263

Distributions paid	(208,982)	(20,689,192)		(20,898,174)

Net change in fair value of cash flow hedges			523,232	523,232

Net earnings	413,027	40,889,709		41,302,736

Balance - December 31, 2013	872,623	87,078,179	(10,745)	87,940,057

Distributions paid	(275,549)	(27,279,384)		(27,554,933)

Net change in fair value of cash flow hedges			(702,855)	(702,855)

Net earnings	292,311	28,938,821		29,231,132

Balance - December 31, 2014	$889,385	$88,737,616	$(713,600)	$88,913,401

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2014	2013

Cash Flows From Operating Activities
Net earnings	$29,231,132	$41,302,736
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization:
Property and equipment	3,183,741	2,118,086
Loan costs	180,392	184,518
Deferred contract set-up costs	188,698	111,371
Other intangible assets	494,466
Bad debt expense	198,465	1,321,184
Net provision for inventory reserve	1,693,459	1,604,870
Loss on disposition of property and equipment	23,166	13,497
(Increase) Decrease in:
Accounts receivable	(5,762,292)	(40,504,077)
Inventory	3,749,914	(26,987,858)
Prepaid expenses and other current assets	(204,740)	(448,832)
Other assets	(1,195,573)	153,326
Increase (Decrease) in:
Accounts payable	(4,270,933)	18,342,657
Accrued expenses	(2,821,944)	8,457,381

Net Cash Provided by Operating Activities	24,687,951	5,668,859

Cash Flows From Investing Activities
Capital expenditures	(7,441,343)	(6,791,946)
Proceeds from the sale of property and equipment	50,150	8,317
Acquisitions	(18,990,565)
Payment of deferred contract set-up costs		(741,024)

Net Cash Used in Investing Activities	(26,381,758)	(7,524,653)

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Year Ended
	December 31,
	2014	2013

Cash Flows From Financing Activities
Net receipts under the line-of-credit	31,300,000	22,850,000
Principal payments on subordinated debt due to related party	(3,000,000)	(1,500,000)
Payment of loan costs	(12,056)	(278,057)
Distributions paid	(27,554,933)	(20,898,174)

Net Cash Provided by Financing Activities	733,011	173,769

Net Decrease in Cash and Cash Equivalents	(960,796)	(1,682,025)

Cash and Cash Equivalents - Beginning of Year	2,946,959	4,628,984

Cash and Cash Equivalents - End of Year	$1,986,163	$2,946,959

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$2,824,991	$2,222,960
Income taxes	$758,954	$1,344,017

Supplemental Schedule of Investing Activities
Assets acquired (liabilities assumed) in acquisitions:
Accounts receivable	$5,066,738
Inventory	5,626,082
Prepaid expenses	48,723
Property and equipment	550,805
Goodwill	1,918,630
Other intangible assets	9,794,832
Deposits	28,376
Accounts payable	(3,146,313)
Accrued expenses	(341,341)

	19,546,532
Less amounts due to sellers	(555,967)

Net cash paid	$18,990,565

See independent auditors’ report and accompanying notes to consolidated financial statements.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

Note 1 - Organization and Summary of Significant Accounting Policies

Victory Packaging, L.P. (the Company) issues consolidated financial statements on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).  Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Organization and Description of Business

Victory Packaging, Inc. was incorporated in the State of Texas in 1976 and reorganized as a Texas limited partnership in 2002.  The Company is comprised of a general partner, Victory Packaging Management, L.L.C., owning a 1% interest, and a limited partner, Victory Packaging General Partners, owning 99% of the Company.  The Company is engaged in the business of distributing packaging material throughout the United States, Mexico, and Canada.

Principles of Consolidation

The consolidated financial statements include the accounts of Victory Packaging, L.P. and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currencies

The Company’s functional currency for all operations worldwide is the U.S. dollar.  Transactions denominated in foreign currencies are translated daily, with the resulting gains and losses included in results of operations.  Assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the end of the year, with the resulting gains and losses included in results of operations.  Aggregate foreign currency transaction losses included in operations totaled approximately $975,000 and $275,000 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

The Company has elected to be taxed under S Corporation regulations for federal income tax purposes.  Domestic profits and losses and all related items of income and loss are allocated among the partners in accordance with the sharing ratios of each partner, which are equal to the partnership interests of each partner.  Accordingly, no income taxes for federal and certain state jurisdictions are included in the accompanying consolidated financial statements.  The Company is subject to certain state and foreign income taxes which are expensed in the period incurred.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

The Company computes state and foreign income taxes based upon the rates prevailing at year end.  Management has not recognized any deferred income taxes for state or foreign income taxes.

The Company recognizes tax positions that are more likely than not to be sustained upon examination by the applicable taxing authorities.  Such tax positions, initially and subsequently, are measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the positions and relevant facts.  The Company believes that it has appropriate support for the income tax positions taken and to be taken in its tax returns and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors, including experience and interpretation of tax laws applied to the facts of each matter.  The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax liabilities.  Generally, the prior three years of filed tax returns are subject to income tax examinations by major taxing authorities.  The Company’s policy is to recognize interest and penalties imposed by taxing authorities in interest expense and operating expenses, respectively.

Revenue Recognition and Accounts Receivable

Sales are recognized at the date of product shipment, and accounts receivable are recorded at that time.  Earnings are charged with a provision for doubtful accounts based on collection experience and a current review of the collectability of accounts.  Accounts deemed uncollectible are applied against the allowance for doubtful accounts.  Earnings are also charged with a provision for sales discounts and allowances based on current and historical allowances given.  At December 31, 2014 and 2013, trade accounts receivable are presented net of an allowance for doubtful accounts of approximately $298,000 and $374,000, respectively, and an allowance for returns and discounts of approximately $580,000 and $368,000, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2014, there were cash deposits in excess of federally insured limits.

Inventory

Inventory consists of finished goods which are stated at the lower of cost or market.  Cost is determined under the first-in, first-out method.  Management has estimated a reserve for inventory obsolescence as of December 31, 2014 and 2013 of approximately $2,175,000 and $1,579,000, respectively.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Property and Equipment

Property and equipment are stated at cost.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation is computed using the straight-line method with the following estimated useful lives:

Office equipment	7 years
Warehouse equipment	3 - 7 years
Transportation equipment	5 years
Leasehold improvements	Lesser of 5 years or the lease term
Computer hardware and software	3 - 5 years

Management reviews its long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  No such event or circumstance existed during 2014 or 2013, thus no impairment was recognized in either year.

Goodwill and Other Intangible Assets

Goodwill

Goodwill is the amount of net assets acquired in business combinations in excess of their fair market value.  The Company evaluates goodwill on an annual basis by first assessing qualitative factors to determine whether it is more likely than not that the fair value of partners’ capital is less than its carrying amount, including goodwill.   The Company’s qualitative assessments conducted during 2014 and 2013 indicated that there were no impairments of goodwill.

Trade Name

Trade name includes costs and legal expenses related to the acquisition of naming rights of the Company.  The trade name has an indefinite life; therefore, it is not amortized, but is tested annually for impairment using the same qualitative assessment used for goodwill impairment evaluation.  Based on the Company’s review, no impairment was indicated at December 31, 2014 or 2013.  The trade name was $726,863 at December 31, 2014 and 2013.

Customer Relationships

Customer relationships represent the present value of future cash flows from the customers of acquired companies that were not explicitly under contract when acquired.  Customer relationships have an estimated useful life of ten years, and are amortized using the straight-line method.  Customer relationships at December 31, 2014 totaled $8,784,393, net of accumulated amortization of $452,797.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Non-Compete Agreements

In connection with the acquisition of certain companies, there were non-compete and non-solicitation restrictions imposed on certain of the sellers.  These agreements prohibit the named parties from offering competitive products or services.  These agreements are amortized using the straight-line method over their stated lives of five years.  At December 31, 2014 non-compete agreements totaled $514,638, net of accumulated amortization of $43,013.

Future amortization of intangible assets as of December 31, 2014 is as follows:

Year Ending December 31,	Customer Relationships	Non-Compete Agreements	Total

2015	$923,718	$111,528	$1,035,246
2016	923,718	111,528	1,035,246
2017	923,718	111,528	1,035,246
2018	923,718	111,528	1,035,246
2019	923,718	68,526	992,244
Thereafter	4,165,803		4,165,803

	$8,784,393	$514,638	$9,299,031

Loan Costs

Costs incurred in conjunction with obtaining financing are capitalized and amortized as interest expense over the life of the loan using the straight-line method.  Loan costs are being amortized at a rate of $180,400 per year through May, 2018.

Accrued Rebates to Customers

The Company maintains rebate programs with certain of its customers.  Under these programs, customers receive credits or cash payments on an annual, quarterly or monthly basis based on purchase volumes.  The Company maintains a current liability for unpaid rebates earned by its customers.  Revenues are recognized net of amounts paid and payable to customers for rebates.

Self Insurance

The Company retains the risk for auto, health insurance and worker’s compensation claims, resulting from deductibles per claim or occurrence which are subject to annual aggregate limits.  Losses up to the deductible amounts are accrued based upon the present value of the Company’s known claims incurred and an estimate of claims incurred but not reported.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Derivatives and Hedging

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange, interest rates and fuel costs.  The Company manages these risks through a program that includes the use of derivative financial instruments, specifically forward contracts and swaps.  Counterparties to these contracts are major financial institutions.  The Company considers the risk of nonperformance by the counterparties to be minimal.  The Company does not use derivative instruments for trading or speculative purposes.

The Company’s objective in managing exposure to these risks is to limit the impact on earnings and cash flow.  All of the Company’s derivative financial instruments have been formally designated and documented, at inception, as hedges of specific underlying exposures and are recognized in the consolidated balance sheets at their fair values.  Changes in the effective portions of the fair values of instruments are reported in equity as a component of accumulated other comprehensive loss.  Amounts in accumulated other comprehensive loss are reclassified to earnings when the related hedged items affect earnings or the anticipated transactions are no longer probable.  Amounts reported in earnings are classified consistent with the item being hedged.  Any ineffective portion of the change in fair value of the instruments is recognized immediately in earnings.

Shipping and Handling Fees and Costs

All amounts billed to customers in sales transactions related to shipping and handling represent revenues earned and are reported as sales.  Costs incurred by the Company for shipping and handling are reported as cost of sales.

Sales Taxes

The Company records sales taxes collected from customers on a net basis, whereby no sales taxes are included in revenues, and a payable to the taxing authority is recorded.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Fair Value of Financial Instruments

The Company discloses fair value information in the notes to the consolidated financial statements when the fair value of its financial instruments is different from book value.  The Company believes that the carrying values of its cash and cash equivalents, accounts receivable, accounts payable and accrued expenses materially approximate their fair values due to the short term nature of these instruments or expected settlement dates.  The carrying values of the Company’s line-of-credit and subordinated debt approximate their fair values due to the variable interest rates of these borrowings.  The Company records its derivative financial instruments at fair value at each reporting date.  See further discussion of fair value measurements in Note 2.

Reclassifications

Certain reclassifications have been made to the 2013 financial statements in order to conform to the 2014 reporting format.

New Accounting Pronouncement

Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers, amends current GAAP by superseding the current revenue recognition requirements and creates a new accounting standard.  ASU 2014-09 removes inconsistencies and weaknesses in current revenue requirements, provides a more robust framework for addressing revenue issues, improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets, provides more useful information to the users of financial statements through improved disclosure requirements and reduces the number of requirements to which an entity must refer.  The provisions of ASU 2014-09 are effective for the Company in 2018 and may be applied retrospectively to each prior reporting period presented or as a cumulative effect recognized at the date of initial application.  Management is in the process of evaluating the impact of adopting ASU 2014-09 on the Company’s consolidated financial statements.

Subsequent Events

Management evaluates events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the consolidated financial statements.  Subsequent events have been evaluated through February 24, 2015, which is the date the consolidated financial statements were available to be issued.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Note 2 - Fair Value Measurements

The FASB has issued accounting guidance that defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Further, the accounting guidance establishes the following hierarchy for determining fair value, which prioritizes the inputs used to measure fair value from market based assumptions to entity specific assumptions:

•             Level 1: Inputs based on quoted market prices for identical assets or liabilities in active markets at the measurement date.

•             Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.  If an asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

•             Level 3: Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instrument’s valuation.

At December 31, 2014 and 2013, the Company had interest rate swaps and foreign currency forward contracts that were required to be recorded at fair value.  At December 31, 2014, the Company also had diesel forward contracts that were required to be recorded at fair value.  These contracts were valued based on observable inputs, including prevailing interest rates, market spot rates and forward rates, and, as such, are categorized as Level 2 liabilities.

Note 3 - Acquisitions

During 2014, the Company acquired the assets of three entities.  The cumulative purchase price for these acquisitions was $19,546,532 in cash.  The purchase price was allocated to the assets acquired and liabilities assumed based on their fair market values as determined by management’s estimates.  The Company recognized goodwill related to these acquisitions in the amount of $1,918,630.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Note 4 - Other Assets

At December 31, 2014 and 2013, other assets consisted of the following:

	2014	2013

Deposits	$1,738,948	$1,147,792
Prepaid employee retention bonuses, net of current portion	55,561	388,894
Deferred contract set-up costs, net of current portion	193,947	382,645
Prepaid customer rebate, net of current portion	444,445
Advances to related parties, net of current portion	516,581
Other	6,435

	$2,955,917	$1,919,331

In March, 2010, the Company entered into six-year employment agreements with certain officers of the Company.  In conjunction with the agreements, the Company paid $2,000,000 in retention bonuses that are being expensed as earned over the lives of the agreements.  Compensation expense recognized related to these agreements was $333,333 in 2014 and 2013.

During 2013 the Company obtained a sales contract with a new customer.  Subsequent to the contract acquisition, costs of $741,024 were incurred to enable the Company to perform under the arrangement.  These costs included payroll and other amounts that were undertaken in order to allow the Company to provide goods and services to its customer.  The costs are being recognized as operating expenses over three years, which is the initial term of the contract.

Future amortization of prepaid employee retention bonus, deferred contract set-up costs, and the prepaid customer rebate as of December 31, 2014, are as follows:

Year Ending December 31,	Prepaid Employee Retention Bonus	Contract Set-Up Costs	Prepaid Customer Rebate	Total

2015	$333,333	$247,008	$333,333	$913,674
2016	55,561	193,947	333,333	582,841
2017			111,112	111,112

	388,894	440,955	777,778	1,607,627
Less: Current portion	333,333	247,008	333,333	913,674

	$55,561	$193,947	$444,445	$693,953

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Note 5 - Line-of-Credit

The Company maintains a bank line-of-credit.  During 2014, maximum borrowings under the line-of-credit were increased from $125,000,000 to $150,000,000. Total borrowings of $109,600,000 and $78,300,000 were outstanding as of December 31, 2014 and 2013, respectively.  The line-of-credit is secured by domestic accounts receivable, inventory and equipment.  Included in the line-of-credit is $7,500,000 of available letters-of-credit.  At December 31, 2014 and 2013, the Company had outstanding letters-of-credit of $3,890,000 and $3,320,000, respectively.

Borrowings under the line-of-credit agreement bear interest at either the bank’s prime rate (3.25% at December 31, 2014) plus 0% to 0.50% depending on certain financial ratios, or one-month LIBOR (0.1695% at December 31, 2014) plus 1.50% to 2.625% depending on certain financial ratios, as chosen by the Company.  The maturity date of the line-of-credit is May 16, 2018.  The credit agreement requires the Company to maintain compliance with certain financial covenants.

Note 6 - Subordinated Debt Due to Related Party

Subordinated debt is due to an owner of the limited partner and as of December 31, 2014 and 2013, consisted of the following:

	2014	2013

Subordinated note payable to a related party, unsecured, bearing interest at six-month LIBOR (0.325% at December 31, 2014) plus 6% per annum, monthly installments of interest only, matures May 16, 2018	$2,000,000	$5,000,000

The Company’s line-of-credit agreement described in Note 5 restricts the Company from making principal payments on the subordinated debt if certain financial covenants are not met.  In January 2015, the entire amount due under the subordinated note payable was paid in full.

Note 7 - Derivatives

The Company manages a portion of its risk of fluctuations in foreign exchange rates, interest rates and diesel prices through the use of derivative instruments, designated as cash flow hedges.

At December 31, 2014 and 2013 the Company maintained an interest rate swap agreement with a notional amount of $40,000,000.  The swap agreement matures on March 31, 2018.  The swap agreement requires the Company to pay the counterparty interest at an annual fixed rate of 1.45% and requires the counterparty to pay the Company interest at a floating LIBOR rate, both determined and paid quarterly.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

At December 31, 2014, the Company maintained an interest rate swap agreement with a notional amount of $20,000,000.  The swap agreement matures on March 31, 2018.  The swap agreement requires the Company to pay the counterparty interest at an annual fixed rate of 1.32% and requires the counterparty to pay the Company interest at a floating LIBOR rate, both determined and paid quarterly.

During the years ended December 31, 2014 and 2013 the Company recognized losses of $629,146 and $363,571, respectively, related to swap agreements as additional interest expense.  The fair value of the swap agreements was a liability of $136,056 and $42,189 as of December 31, 2014 and 2013, respectively.

The Company hedges a portion of its anticipated Mexican Peso denominated payroll costs through a series of forward contracts which settle monthly.  The U.S. dollar equivalent notional value of the forward contracts as of December 31, 2014 and 2013 was approximately $4,420,000 and $4,112,000, respectively, to be paid through December 2015.  During the years ended December 31, 2014 and 2013 the Company recognized a loss of $4,914 and a gain of $297,395, respectively, related to forward contracts in operating expenses.  The fair value of the forward contracts as of December 31, 2014 and 2013 was a liability of $403,464 and an asset of $31,443, respectively.

In December 2014, the Company hedged a portion of its anticipated diesel costs through a series of forward contracts which settle monthly beginning in January, 2015.  The U.S. dollar equivalent notional value of the forward contracts as of December 31, 2014 was approximately $2,935,800, to be paid through December 2016.  Any gain or loss related to these forward contracts will be treated as an addition to or reduction in operating expenses.  The fair value of the forward contracts as of December 31, 2014 was a liability of $174,080.

Note 8 - Operating Lease Obligations

The Company leases office and warehouse facilities and transportation and warehouse equipment over periods ranging from three to ten years from unrelated and related parties (see Note 10).  The transportation lease payments include fees for service and maintenance of trucks.

Lease expense for the years ended December 31, 2014 and 2013, was $30,015,315 and $27,026,000, respectively.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Future minimum lease payments for operating leases with non-cancelable lease terms as of December 31, 2014, were as follows:

Year Ending December 31,	Office and Warehouse Facilities	Transportation and Warehouse Equipment	Total

2015	$21,426,798	$5,944,379	$27,371,177
2016	17,777,427	5,461,867	23,239,294
2017	16,028,568	5,230,250	21,258,818
2018	12,840,328	4,306,493	17,146,821
2019	11,078,167	2,980,931	14,059,098
Thereafter	28,591,653	2,291,498	30,883,151

	$107,742,941	$26,215,418	$133,958,359

Note 9 - Subleases

The Company subleases certain of its warehouse facilities over periods ranging from one to five years.  Lease income for the years ended December 31, 2014 and 2013, was $634,890 and $861,382, respectively.

Future minimum lease payments due to the Company related to subleases with non-cancelable lease terms as of December 31, 2014, were as follows:

Year Ending December 31,

2015	$247,609
2016	153,572
2017	79,974
2018	81,205
2019	13,534

$575,894

Note 10 - Related Party Transactions

The Company leases several warehouse facilities from partnerships owned by partners and employees.  Rent expense related to these leases was $3,333,692 and $5,105,337 in 2014 and 2013, respectively.  Additionally, during 2014 and 2013 the Company began subleasing space in one of its warehouses to an entity related through common ownership.  Sublease rental income from this entity for the year ended December 31, 2014 and 2013 was $8,911 and $10,287, respectively.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

During 2014, the Company made various advances to these partnerships.  The advances bear interest at 3%, are unsecured, and are due at various dates through 2016.  Total interest income related to these advances totaled $21,164 during 2014.  As of December 31, 2014, outstanding advances were $1,041,186, of which $524,605 is included in other current assets on the consolidated balance sheet, and the remaining portion, which is not due to be repaid until 2016, is included in other assets (See Note 4).

The Company sells products to an entity related through common ownership.  Sales during 2014 and 2013 were $1,091,691 and $822,374, respectively.  Accounts receivable from this related party at December 31, 2014 and 2013 were $931,764 and $301,785, respectively.

As discussed in Note 6, at December 31, 2014 and 2013 the Company had an unsecured subordinated note payable to a related party of $2,000,000 and $5,000,000, respectively.  Interest expense related to this note was $210,000 and $396,000 for 2014 and 2013, respectively.

Note 11 - Incentive Compensation Agreement

The general partner maintains agreements with certain employees of the Company granting them rights to a portion of the proceeds should the Company consummate a liquidity event.  During 2014 the Company made cash payments to these employees in the aggregate amount of $17,753,750 as consideration for them to forfeit certain rights under the agreements.  These cash payments were expensed when paid and recorded as operating expenses of the Company.

Note 12 - Profit Sharing Plan

The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code whereby all eligible employees are permitted to defer compensation up to a maximum of 100% of their income.  The Company matches and/or makes profit-sharing contributions at the discretion of management.  Employer contributions expensed for the year ended December 31, 2014 and 2013 were $4,027,132 and $3,448,830, respectively.

Note 13 - Variable Interest Entities

The Company leases several of its warehouse facilities, as discussed in Note 10, from certain partnerships owned by partners and employees.  The Company has determined that all of these partnerships had sufficient equity at their inception to carry out their principal activities without additional subordinated financial support, and thus do not qualify as variable interest entities.  Therefore, the assets, liabilities and operating results of those partnerships have not been included in the Company’s consolidated financial statements.

See independent auditors' report.

VICTORY PACKAGING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2014 and 2013

Note 14 - Commitments and Contingencies

The Company has committed to pay amounts in future years to certain customers if cost savings for those customers, as defined in the sales contracts, have not been achieved (Guaranteed Cost Savings).  No amounts have been accrued related to Guaranteed Cost Savings, as the Company believes it is a remote probability that they will be required to pay any amounts under these commitments.

The Company has sales contracts with customers at fixed unit prices, which are reset periodically as set forth in each contract based on certain indexed pricing.

The Company is involved in various legal proceedings that have arisen in the ordinary course of business.  While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

The Company has employment agreements with certain employees which guaranty employment, minimum salaries and bonuses totaling $1,890,000 per year.  These agreements expire from 2015 to 2019.

Note 15 - Concentrations

During 2014 and 2013, the Company had sales to a customer which represented approximately 23% and 17%, respectively, of net sales.  As of December 31, 2014 and 2013, accounts receivable from that customer comprised approximately 26% and 25%, respectively, of trade accounts receivable.

See independent auditors' report.